Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149022, No. 333-141352, and No. 333-135405) of Omniture Inc. of our report dated January 19, 2009, with respect to the consolidated financial statements of Mercado Software Ltd. as of December 31, 2007 and for the year then ended, included in Omniture Inc. Current Report on Form 8-K/A dated November 5, 2008, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
January 21, 2009	A Member of Ernst & Young Global